FOR IMMEDIATE RELEASE

CONTACT:	Maria C. Duey
Vice President, Corporate Development & Investor Relations
(248) 593-8810
mduey@horizonglobal.com

HORIZON GLOBAL REPORTS THIRD QUARTER RESULTS AND RAISES FULL-YEAR GUIDANCE

Third Quarter 2016 Highlights

▪	Signed definitive agreement to acquire Westfalia

▪	Operating profit margin decreased to 4.4 percent, down from 5.6 percent

*	Adjusted operating profit(1) margin improved to 7.8 percent, up from 7.6 percent

*	Adjusted segment operating profit(1) margin improved to 11.6 percent, up from 10.1 percent

▪	Generated operating cash flow greater than two times net income; more than double prior year-to-date

▪	Leverage ratio improved to 2.7 times(2) as of September 30, 2016, down from 3.6 times(2) one year ago

▪	Raised full-year guidance

Troy, Michigan, November 1, 2016 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, reported third quarter earnings and raised full-year guidance, reflecting a continued focus on execution while advancing key financial priorities.
"The third quarter brought transformational change to Horizon Global as we signed an agreement to acquire Westfalia, a leading European towing company. In conjunction with closing the transaction in early fourth quarter, we incurred an incremental $152 million of term debt. We are already executing on our integration plans and are on track to achieve the $10 million in synergies in 2017 that we previously communicated," said A. Mark Zeffiro, President and Chief Executive Officer of Horizon Global.
"We are pleased with our third quarter 2016 results, which were more in line with our historical segment operating profit distribution than the third quarter of 2015. Our automotive OE and e-commerce channels experienced significant sales gains in the quarter, offset by the softness we are seeing in the retail channel. Segment operating profit improved on lower sales volume as compared to third quarter 2015. On a full-year basis, we are in sight of our goal of 10% adjusted segment operating profit. Our operating cash flow more than doubled last year, allowing us to reduce our leverage ratio to 2.7 times and the lowest it's been since we became a public company,” continued Zeffiro.

2016 Third Quarter Segment Highlights
Horizon North America. Net sales decreased 5.1 percent, with strong volume in e-commerce and automotive OE channels, offset by declines in retail, aftermarket and industrial channels. Operating profit increased $2.1 million to $13.3 million, or 12.3 percent of net sales, from $11.2 million, due to improved cost structure and lower input costs. Adjusted operating profit(1) decreased $0.3 million to $14.0 million, or 12.8 percent of net sales, as compared to 12.5 percent in the prior year.

Horizon International. Net sales were up 10.9 percent driven by strong growth in the OE channel, reflecting both new and existing programs. Operating profit increased $2.3 million to $3.5 million, or 8.2 percent of net sales, from $1.2 million, as a result of increased volume and productivity initiatives. Adjusted operating profit(1) increased $2.4 million to $3.6 million, or 8.3 percent of net sales, mostly due to increased volume.

Outlook
The impact of Westfalia operations is not reflected in the guidance below due to the timing of the acquisition and ongoing purchase accounting. Guidance (excluding Westfalia) issued for the year ended December 31, 2016 has been updated as follows:

▪	Net sales growth of 2 to 4 percent on a GAAP basis and 3 to 5 percent on a constant currency basis(3)

▪	Adjusted segment operating profit increasing 130 to 150 basis points from more than 100 basis points(3)

▪	Net cash conversion greater than 200 percent of net income (operating cash flow as a percent of net income), from more than 100 percent

"Margin improvement remains our number one priority, and our results year-to-date reflect our ongoing commitment to achieving a 10 percent total Company operating margin. The Westfalia acquisition will help us move closer to that goal over the next two years. The market shift to SUV's and trucks is driving increased demand for our product set, with our OE business outperforming in the quarter. Our core business model of building strong brands while driving customer value is showing results. Through our efforts in driving lean and productivity initiatives, we achieved a 150 basis point increase in adjusted segment operating margins. We are focused on execution as we integrate Westfalia and lay the foundation for our business beyond today," said Zeffiro.
"Our 2016 outlook has been updated to reflect our year-to-date improvement in adjusted segment operating profit as we realize the benefits of our improved cost structure. Our net cash conversion has also improved through efficient management of working capital and profitability. We will continue to pay close attention to the retail environment and the global markets as we close out the year. We are executing our strategic plan, focusing on our three key financial priorities of increasing operating margins, improving our capital structure and growing our revenues. Our results in the third quarter demonstrate our ability to realize the benefits of near-term restructuring activities while remaining focused on long-term value creation.”

Conference Call Details
Horizon Global will host a conference call regarding third quarter 2016 earnings on Wednesday, November 2, 2016 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 711-8052 and from outside the U.S. at (832) 900-4641. Please use the conference identification number 91077408.

The conference call will be webcast simultaneously and in its entirety through the Horizon Global website.  An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Horizon Global’s website or by phone by dialing (800) 585-8367 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 91077408. The telephone replay will be available approximately two hours after the end of the call and continue through November 17, 2016.

About Horizon Global
Headquartered in Troy, Michigan, Horizon Global Corporation (NYSE: HZN) is a leading designer, manufacturer and distributor of high-quality, custom-engineered towing, trailering, cargo management and related accessory products for original equipment, aftermarket and retail channel customers on a global basis. Our mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders. For more information, please visit www.horizonglobal.com.

Safe Harbor Statement
This earnings release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as "may," "could," "should," "estimate," "project," "forecast," "intend," "expect," "anticipate," "believe," "target," "plan" or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company's business and industry; the spin-off from TriMas Corporation; risks inherent in the achievement of cost synergies and timing thereof in connection with the Westfalia acquisition, including whether the acquisition will be accretive; the Company's ability to promptly and effectively integrate Westfalia; the performance and costs of integration of Westfalia; and other risks that are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Please refer to "Company and Business Segment Financial Information," which details certain costs, expenses, other charges, collectively described as ''Special Items,'' that are included in the determination of operating profit under GAAP, but that management would consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities. Accordingly, the Company presents adjusted operating profit and adjusted segment operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

(2)
Appendix III reconciles net income to "Consolidated Bank EBITDA" as defined in our credit agreement.  We believe this reconciliation provides valuable supplemental information regarding our capital structure, consistent with how we evaluate our performance. Leverage ratio is calculated by dividing “Total Consolidated Indebtedness” by “Consolidated Bank EBITDA”.  “Total Consolidated Indebtedness” is defined as total Company debt less domestic cash.  Domestic cash as of September 30, 2016 and 2015 was $27.7 million and $18.4 million, respectively.

(3)
The Company provides guidance with respect to certain non-GAAP financial measures. The Company is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures, due to the timing of the Westfalia acquisition and ongoing purchase accounting. Accordingly, the impact of Westfalia's operations are not reflected in our 2016 guidance. The Company has included a reconciliation for revenue growth on a constant currency basis and adjusted segment operating profit growth, excluding the impact of Westfalia operations, in order to provide investors a better understanding of the Company's view of 2016 guidance as compared to prior periods. Please refer to Appendix V, "2016 Guidance Reconciliation" for a reconciliation of the Company's 2016 guidance of revenue growth on a constant currency basis and adjusted segment operating profit growth.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$41,420	$23,520
Receivables, net	73,380	63,050
Inventories	100,780	119,470
Prepaid expenses and other current assets	7,740	5,120
Total current assets	223,320	211,160
Property and equipment, net	47,560	45,890
Goodwill	5,360	4,410
Other intangibles, net	49,970	56,020
Deferred income taxes	3,700	4,500
Other assets	9,960	9,600
Total assets	$339,870	$331,580
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$11,740	$10,130
Accounts payable	72,310	78,540
Accrued liabilities	42,810	39,820
Total current liabilities	126,860	128,490
Long-term debt	178,890	178,610
Deferred income taxes	680	2,910
Other long-term liabilities	17,440	19,570
Total liabilities	323,870	329,580
Commitments and contingent liabilities	—	—
Total shareholders' equity	16,000	2,000
Total liabilities and shareholders' equity	$339,870	$331,580

Horizon Global Corporation
Consolidated Statements of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net sales	$151,720	$153,340	$465,590	$454,240
Cost of sales	(109,210)	(115,580)	(339,760)	(343,430)
Gross profit	42,510	37,760	125,830	110,810
Selling, general and administrative expenses	(35,850)	(29,090)	(97,510)	(91,280)
Impairment of intangible assets	—	—	(2,240)	—
Net loss on dispositions of property and equipment	(30)	(60)	(520)	(1,850)
Operating profit	6,630	8,610	25,560	17,680
Other expense, net:
Interest expense	(4,100)	(4,350)	(12,600)	(4,590)
Other expense, net	(1,000)	(1,060)	(2,170)	(3,030)
Other expense, net	(5,100)	(5,410)	(14,770)	(7,620)
Income before income tax credit (expense)	1,530	3,200	10,790	10,060
Income tax credit (expense)	(1,160)	3,150	(900)	(30)
Net income	$370	$6,350	$9,890	$10,030
Net income per share:
Basic	$0.02	$0.35	$0.55	$0.55
Diluted	$0.02	$0.35	$0.54	$0.55
Weighted average common shares outstanding:
Basic	18,174,509	18,098,404	18,144,998	18,073,836
Diluted	18,519,077	18,215,209	18,333,226	18,160,858

Horizon Global Corporation
Consolidated Statements of Cash Flows
(Unaudited - dollars in thousands)

	Nine months ended September 30,
	2016	2015
Cash Flows from Operating Activities:
Net income	$9,890	$10,030
Adjustments to reconcile net income to net cash provided by operating activities:
Net loss on dispositions of property and equipment	520	1,850
Depreciation	7,490	7,580
Amortization of intangible assets	5,480	5,540
Impairment of intangible assets	2,240	—
Amortization of original issuance discount and debt issuance costs	1,390	330
Deferred income taxes	(1,500)	(4,620)
Non-cash compensation expense	2,840	1,750
Increase in receivables	(8,260)	(16,120)
Decrease in inventories	19,920	5,330
Increase in prepaid expenses and other assets	(1,670)	(1,910)
Increase (decrease) in accounts payable and accrued liabilities	(10,040)	2,860
Other, net	(790)	170
Net cash provided by operating activities	27,510	12,790
Cash Flows from Investing Activities:
Capital expenditures	(10,090)	(6,400)
Net proceeds from disposition of property and equipment	240	1,770
Net cash used for investing activities	(9,850)	(4,630)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	37,050	100,420
Repayments of borrowings on credit facilities	(37,210)	(95,420)
Proceeds from Term B Loan, net of issuance costs	—	192,920
Repayments of borrowings on Term B Loan	(7,500)	(2,500)
Proceeds from ABL Revolving Debt	105,230	37,900
Repayments of borrowings on ABL Revolving Debt	(98,430)	(30,980)
Proceeds from borrowings on Vendor Financing	3,110	—
Repayments of borrowings on Vendor Financing	(1,820)	—
Net transfers from former parent	—	27,630
Cash dividend paid to former parent	—	(214,500)
Shares surrendered upon vesting of employees' share based payment awards to cover tax obligations	(230)	—
Net cash provided by financing activities	200	15,470
Effect of exchange rate changes on cash	40	(1,220)
Cash and Cash Equivalents:
Increase for the period	17,900	22,410
At beginning of period	23,520	5,720
At end of period	$41,420	$28,130
Supplemental disclosure of cash flow information:
Cash paid for interest	$11,180	$3,760

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Horizon North America
Net sales	$108,640	$114,480	$344,230	$334,770
Operating profit	$13,330	$11,220	$36,910	$25,360
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$580	$3,050	$4,910	$5,520
Loss on software disposal	$—	$—	$—	$1,870
Impairment of intangible assets	$50	$—	$2,330	$—
Adjusted operating profit	$13,960	$14,270	$44,150	$32,750

Horizon International
Net sales	$43,080	$38,860	$121,360	$119,470
Operating profit	$3,540	$1,210	$8,150	$4,690
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$40	$10	$320	$1,070
Adjusted operating profit	$3,580	$1,220	$8,470	$5,760

Operating Segments
Segment operating profit	$16,870	$12,430	$45,060	$30,050
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$620	$3,060	$5,230	$6,590
Loss on software disposal	$—	$—	$—	$1,870
Impairment of intangible assets	$50	$—	$2,330	$—
Adjusted segment operating profit	$17,540	$15,490	$52,620	$38,510

Corporate Expenses
Operating loss	$(10,240)	$(3,820)	$(19,500)	$(12,370)
Special Items to consider in evaluating operating loss:
Acquisition costs	$4,570	$—	$4,570	$—
Adjusted operating loss	$(5,670)	$(3,820)	$(14,930)	$(12,370)

Total Company
Net sales	$151,720	$153,340	$465,590	$454,240
Operating profit	$6,630	$8,610	$25,560	$17,680
Total Special Items to consider in evaluating operating profit	$5,240	$3,060	$12,130	$8,460
Adjusted operating profit	$11,870	$11,670	$37,690	$26,140

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income, as reported	$370	$6,350	$9,890	$10,030
Impact of Special Items to consider in evaluating quality of income:
Severance and business restructuring costs	620	3,060	5,230	6,590
Loss on software disposal	—	—	—	1,870
Impairment of intangible assets	50	—	2,330	—
Acquisition costs	4,580	—	4,580	—
Tax impact of Special Items	60	(410)	(1,920)	(2,070)
Adjusted net income	$5,680	$9,000	$20,110	$16,420

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Diluted earnings per share, as reported	$0.02	$0.35	$0.54	$0.55
Impact of Special Items to consider in evaluating quality of EPS:
Severance and business restructuring costs	0.03	0.17	0.29	0.36
Loss on software disposal	—	—	—	0.10
Impairment of intangible assets	—	—	0.13	—
Acquisition costs	0.25	—	0.25	—
Tax impact of Special Items	—	(0.02)	(0.10)	(0.11)
Adjusted earnings per share	$0.30	$0.50	$1.11	$0.90
Weighted-average shares outstanding, diluted	18,519,077	18,215,209	18,333,226	18,160,858

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

	Three months ended September 30, 2016			Nine months ended September 30, 2016
	Consolidated	Horizon North America	Horizon International	Consolidated	Horizon North America	Horizon International
Revenue growth as reported	(1.1)%	(5.1)%	10.9%	2.5%	2.8%	1.6%
Less: currency impact	0.1%	—%	0.5%	(1.3)%	—%	(5.0)%
Revenue growth at constant currency	(1.2)%	(5.1)%	10.4%	3.8%	2.8%	6.6%

Appendix III

Horizon Global Corporation
LTM Bank EBITDA as Defined in Credit Agreement
(Unaudited - dollars in thousands)

		Less:	Add:
	Year Ended December 31, 2015	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Twelve Months Ended September 30, 2016
Net income	$8,300	$10,030	$9,890	$8,160
Bank stipulated adjustments:
Interest expense, net (as defined)	8,810	4,590	12,600	16,820
Income tax expense (benefit)	(1,280)	30	900	(410)
Depreciation and amortization	17,080	13,120	12,970	16,930
Extraordinary charges (as defined)	—	—	4,120	4,120
Non-cash compensation expense(a)	2,530	1,750	2,840	3,620
Other non-cash expenses or losses	11,350	11,150	3,410	3,610
Non-recurring expenses or costs (as defined)(b)	5,000	5,000	4,860	4,860
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	900	690	940	1,150
Consolidated Bank EBITDA, as defined	$52,690	$46,360	$52,530	$58,860

September 30, 2016
Total Consolidated Indebtedness(d)	$161,120
Consolidated Bank EBITDA, as defined	58,860
Actual leverage ratio	2.74 x
Covenant requirement	5.25 x

		Less:	Add:
	Year Ended December 31, 2014	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Twelve Months Ended September 30, 2015
Net income	$15,350	$18,410	$10,030	$6,970
Bank stipulated adjustments:
Interest expense, net (as defined)	720	510	4,590	4,800
Income tax expense	5,240	5,890	30	(620)
Depreciation and amortization	18,930	14,560	13,120	17,490
Non-cash compensation expense(a)	2,660	2,410	1,750	2,000
Other non-cash expenses or losses	15,260	11,960	11,150	14,450
Non-recurring expenses or costs (as defined)(b)	4,440	4,140	5,000	5,300
Acquisition integration costs(c)	90	90	—	—
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	870	570	690	990
Consolidated Bank EBITDA, as defined	$63,560	$58,540	$46,360	$51,380

September 30, 2015
Total Consolidated Indebtedness(d)	$185,110
Consolidated Bank EBITDA, as defined	51,380
Actual leverage ratio	3.60 x
Covenant requirement	5.25 x
______________
(a) Non-cash compensation expenses resulting from the grant of restricted shares of common stock and common stock options. Includes amounts allocated by former parent company.
(b) Under our credit agreement, costs and expenses related to cost savings projects, including restructuring and severance expenses, are not to exceed $5 million in any fiscal year and $15 million in aggregate, commencing on or after January 1, 2015.
(c) Costs and expenses arising from the integration of any business acquired not to exceed $7.5 million in any fiscal year $20 million in the aggregate.
(d) "Total Consolidated Indebtedness" refers to the sum of "long-term debt" and "current maturities, long-term debt" excluding "Bank facilities, capital leases and other long-term debt" less domestic cash of $27.7 million and $18.4 million as of September 30, 2016 and 2015, respectively.

Appendix V

Horizon Global Corporation
2016 Guidance Reconciliation
(Unaudited)

The Company is unable to reconcile certain forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures, due to the timing of the Westfalia acquisition and ongoing purchase accounting. Accordingly, the impact of the Westfalia acquisition is not included in the Company's 2016 guidance. In order to provide investors a better understanding of the Company's view of 2016 guidance as compared to prior periods, the Company has included a reconciliation of revenue growth on a constant currency basis and adjusted segment operating profit growth, excluding the impact of Westfalia operations.

	Twelve months ending on December 31, 2016	Twelve months ended December 31, 2015	Change
Operating Profit Margin	4.3% - 4.4%	3.4%
Less: Corporate Expenses	(4.1)%	(3.2)%
Segment Operating Profit Margin, as reported	8.4% - 8.5%	6.6%
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	0.9% - 1.0%	1.5%
Loss on software disposal	—%	0.3%
Impairment of intangible assets	0.4%	—%
Adjusted Segment Operating Profit Margin	9.7% - 9.9%	8.4%	130 - 150 bps

Twelve months ending on December 31, 2016
Revenue growth	2 - 4%
Less: currency impact	(1 - 2)%
Revenue growth at constant currency	3 - 5%